As filed with the Securities and Exchange Commission on August 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PATRIOT CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	74-3068511 (I.R.S. EMPLOYER IDENTIFICATION NO.)

274 Riverside Avenue, Westport, CT	06880
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)	(ZIP CODE)
Patriot Capital Funding, Inc. Employee Restricted
Stock Plan
(Full title of the plan)

Richard P. Buckanavage	Copy to:
President and Chief Executive Officer	Harry S. Pangas, Esq.
Patriot Capital Funding, Inc.	Sutherland Asbill & Brennan LLP
274 Riverside Avenue	1275 Pennsylvania Ave., N.W.
Westport, CT 06880	Washington, D.C. 20004
(203) 429-2700	(202) 383-0100
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price Per	Offering	Registration
be Registered	Registered (1)	Share	Price	Fee
Common Stock, par value $.01 per share	2,065,045 shares	$6.58 (2)	$13,587,996	$534

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the Nasdaq Global Select Market on August 7, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Patriot Capital Funding, Inc. Employee Restricted Stock Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 4, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed on May 12, 2008 and for the quarter ended June 30, 2008 filed on August 8, 2008;

•	Our Current Reports on Forms 8-K filed on March 27, 2008, April 16, 2008, May 9, 2008 and August 5, 2008; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on July 27, 2005, including any amendment thereto or report filed for the purpose of updating such description.
     Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.
     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.
     Subject to the 1940 Act or any valid rule, regulation or order of the Securities and Exchange Commission thereunder, our restated certificate of incorporation, provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. The 1940 Act provides that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, our restated certificate of incorporation provides that the indemnification described therein is not exclusive and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or directors who are not interested persons, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

     The above discussion of Section 145 of the Delaware General Corporation Law and our restated certificate of incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our restated certificate of incorporation.
     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     We have obtained primary and excess insurance policies insuring our directors and officers against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to our directors or officers.
     We may agree to indemnify any underwriters against specific liabilities, including liabilities under the Securities Act of 1933. Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit (a)(1) of Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (Registration No. 333-124831) filed with the Commission on July 13, 2005).

3.2	Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (Registration No. 333-124831) filed with the Commission on July 27, 2005).

Exhibit Number	Description of Exhibit
3.3	Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the period ended June 30, 2006 filed with the Commission on August 10, 2006).

4.1*	Patriot Capital Funding, Inc. Employee Restricted Stock Plan

5.1*	Opinion of Sutherland Asbill & Brennan LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page)

*	Filed Herewith
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 12th of August 2008.

PATRIOT CAPITAL FUNDING, INC.

By:	/s/ Richard P. Buckanavage

Name:	Richard P. Buckanavage
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Buckanavage as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, could lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard P. Buckanavage	President, Chief Executive Officer and Director	August 12, 2008
Richard P. Buckanavage	(principal executive officer)

/s/ William E. Alvarez, Jr.	Executive Vice President, Chief Financial Officer and Secretary	August 12, 2008
William E. Alvarez, Jr.	(principal financial and accounting officer)

Signature	Title	Date

/s/ Timothy W. Hassler	Chief Investment Officer and Director	August 12, 2008
Timothy W. Hassler

/s/ Steven Drogin	Director	August 12, 2008
Steven Drogin

/s/ Mel P. Melsheimer	Director	August 12, 2008
Mel P. Melsheimer

/s/ Dennis C. O’Dowd	Director	August 12, 2008
Dennis C. O’Dowd

/s/ Richard A. Sebastiao	Director	August 12, 2008
Richard A. Sebastiao

EXHIBIT INDEX

Exhibit No.	Description

4.1	Patriot Capital Funding, Inc. Employee Restricted Stock Plan

5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)